EXHIBIT 10.1

PERFORMANCE STOCK AWARD AGREEMENT

     This Performance Stock Award Agreement (“Agreement”) entered into as of the 26th day of October, 2004 (the “Date of Grant”) between ElkCorp, a Delaware corporation (hereinafter called the “Company”), and                            [Name]                            , an employee of the Company or an Affiliated Entity (as defined in Section 10) of the Company (hereinafter called the “Employee”).

     WHEREAS, the Company has made this day, pursuant to the 2004 Amended and Restated ElkCorp Equity Incentive Compensation Plan (the “Plan”), a Performance Stock Award (as defined in the Plan) on the terms and subject to the performance and other conditions described herein; and

     WHEREAS, the Company wishes to document such award with an Award Agreement (as defined in the Plan);

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. PERFORMANCE STOCK AWARD.

     (a) General. The Company hereby awards and grants to the Employee a Performance Stock Award consisting of a contingent right to receive whole shares of the common stock, $1 par value per share, of the Company (“Common Stock”), on the terms and conditions hereinafter set forth and otherwise subject to the terms and conditions of the Plan. Such shares are not issued and are completely unvested and forfeitable as of the Date of Grant. The shares shall be issued and shall vest and become nonforfeitable only upon the Company’s achieving the performance criteria set forth below, unless otherwise forfeited under the other provisions of this Agreement. The shares that Employee shall be entitled to receive if the Company achieves Target ROE Performance (“ROE Target Award”) shall be               shares of Common Stock, and the shares that Employee shall be entitled to receive if the Company achieves Target TSR Performance (“TSR Target Award”) shall be                   shares of Common Stock, subject to increase, decrease or forfeiture in accordance with this Agreement, including without limitation the provisions of Section 1(b) through 1(f).

     (b) Award Subject to Return on Equity Performance Conditions. For the three-year performance cycle beginning July 1, 2004, and ending at the close of business on June 30, 2007 (the “ROE Performance Cycle”), Employee will be entitled to receive shares of Common Stock (the “ROE Performance Stock”) if and when the Company achieves Actual ROE Performance (defined below) equal to or greater than Threshold ROE Performance (defined below). Subject to Section 1(e), the ROE Performance Stock, to the extent if any earned under the terms and conditions of this Agreement, shall be issued promptly following the completion of the independent audit(s) of the Company’s financial statements for the last fiscal period in the ROE Performance Cycle, and the Administering Body’s certification that the applicable performance criteria for such award have been met (based on the results of such audit(s)), but not later than 75 days after the end of the ROE Performance Cycle unless more time is administratively required due to a delay in the completion of such audit(s).

          (i) Number of Shares of ROE Performance Stock to be Issued. The number of shares of ROE Performance Stock that Employee will earn under this Agreement will range from none to 150 percent of the ROE Target Award, depending on the performance of the Company, as follows:

               (A) If the Company’s Actual ROE Performance is less than Threshold ROE Performance, then no ROE Performance Stock will be issued to Employee under this Agreement.

               (B) If the Company’s Actual ROE Performance is equal to Target ROE Performance (defined below), then the Company will issue to Employee that number of shares of ROE Performance Stock equal to the ROE Target Award.

               (C) If the Company’s Actual ROE Performance is equal to or better than Maximum ROE Performance (defined below), Company will issue to Employee that number of shares of ROE Performance Stock equal to the ROE Target Award times 150 percent.

               (D) If the Company’s Actual ROE Performance is greater than Threshold ROE Performance but less than Target ROE Performance, the Company will issue to Employee that number of shares of ROE Performance Stock equal to the ROE Target Award times a fraction, the numerator of which is the Company’s Actual ROE Performance minus Threshold ROE Performance, and the denominator of which is Target ROE Performance minus Threshold ROE Performance.

               (E) If the Company’s Actual ROE Performance is greater than Target ROE Performance but less than Maximum ROE Performance (defined below), the Company will issue that number of shares of ROE Performance Stock equal to the ROE Target Award times the sum of (I) one plus (II) one-half times a fraction, the numerator of which is the Company’s Actual ROE Performance minus Target ROE Performance, and the denominator of which is Maximum ROE Performance minus Target ROE Performance.

          (ii) Definitions and Performance Criteria for ROE Performance Stock. For purposes of this Section 1(b), the following defined terms will have the meanings ascribed to them below:

               (A) “Actual ROE Performance” means the arithmetic average of the Company’s actual return on beginning equity for its three fiscal years in the ROE Performance Cycle, as calculated based on financial performance confirmed by the Company’s independent auditors for each year in the ROE Performance Cycle.

               (B) “Maximum ROE Performance” means the arithmetic average return on beginning equity for the three complete fiscal years immediately preceding the ROE Performance Cycle determined for each year as the level equal to the 84th percentile of all New

York Stock Exchange (“NYSE”) listed companies, as conclusively determined in the database furnished to the Administering Body by its independent compensation consultants, which the parties acknowledge and agree is 24.5 percent.

               (C) “Target ROE Performance” means the arithmetic average return on beginning equity for the three complete fiscal years immediately preceding the ROE Performance Cycle determined for each year at a level equal to the 62nd percentile of all NYSE-listed companies, as conclusively determined in the database furnished to the Administering Body by independent compensation consultants, which the parties acknowledge and agree is 13.8 percent.

               (D) “Threshold ROE Performance” means the arithmetic average return on beginning equity for the three complete fiscal years immediately preceding the ROE Performance Cycle determined for each year at a level equal to the 50th percentile of all NYSE-listed companies, as conclusively determined in the database furnished to the Administering Body by independent compensation consultants, which the parties acknowledge and agree is 10.4 percent.

          (iii) ROE Performance Stock Independently Determined; Rounding. Amounts of ROE Performance Stock to be calculated and awarded under this Agreement will be calculated and made without regard to whether or how much TSR Performance Stock is calculated and awarded under this Agreement. If a calculation of ROE Performance Stock to be awarded results in a fractional number of shares, the number of shares to be issued to Employee shall be rounded up to the nearest whole number of shares.

          (iv) ROE Performance Stock – Example. Executive A receives a ROE Target Award of 200 shares. Over the three complete fiscal years preceding the ROE Performance Cycle, the 50th percentile level of ROE Performance for NYSE-listed companies (Threshold ROE Performance) is 10.4 percent, the 62nd percentile (Target ROE Performance) is 13.8 percent and the 84th percentile (Maximum ROE Performance) is 24.5 percent. If ElkCorp’s Actual ROE Performance is 12.0 percent, then Executive A will be entitled to a payout of ROE Performance Stock at the end of the ROE Performance Cycle of 95 shares of ElkCorp Common Stock (200 shares X (12.0 – 10.4) ÷ (13.8 – 10.4)). If ElkCorp’s Actual ROE Performance is 16.7 percent, then Executive A will be entitled to a payout of ROE Performance Stock at the end of the ROE Performance Cycle of 228 shares of ElkCorp Common Stock (200 shares X (1 + ((16.7 – 13.8) ÷ (24.5 – 13.8) X 0.50)). The ROE Performance Stock is issued to Executive A whether or not TSR Performance Stock is earned or issued.

     (c) Award Subject to Total Shareholder Return Performance Conditions. For the three-year performance cycle beginning July 1, 2004, and ending at the close of business on June 30, 2007 (the “TSR Performance Cycle”), Employee will be entitled to receive shares of Common Stock (the “TSR Performance Stock”) if and when the Company achieves Actual TSR Performance (defined below) over the TSR Performance Cycle equal to or greater than Threshold TSR Performance (defined below). Subject to Section 1(e), the TSR Performance Stock, to the extent if any earned under the terms and conditions of this Agreement, shall be issued promptly following the Administering Body’s certification that the applicable performance criteria for such award have been met, but in no event later than 75 days after the end of the TSR Performance Cycle.

          (i) Number of Shares of TSR Performance Stock to be Issued. The number of shares of TSR Performance Stock that Employee will earn under this Agreement will range from none to 150 percent of the TSR Target Award, depending on the performance of the Company, as follows:

               (A) If the Company’s Actual TSR Performance is less than Threshold TSR Performance, then no TSR Performance Stock will be issued to Employee under this Agreement.

               (B) If the Company’s Actual TSR Performance is equal to Target TSR Performance (defined below), then the Company will issue to Employee that number of shares of TSR Performance Stock equal to the TSR Target Award.

               (C) If the Company’s Actual TSR Performance is equal to or better than Maximum TSR Performance (defined below), Company will issue to Employee that number of shares of TSR Performance Stock equal to the TSR Target Award times 150 percent.

               (D) If the Company’s Actual TSR Performance is greater than Threshold TSR Performance but less than Target TSR Performance, the Company will issue to Employee that number of shares of TSR Performance Stock equal to the TSR Target Award times a fraction, the numerator of which is the Company’s Actual TSR Performance minus Threshold TSR Performance, and the denominator of which is Target TSR Performance minus Threshold TSR Performance.

               (E) If the Company’s Actual TSR Performance is greater than Target TSR Performance but less than Maximum TSR Performance (defined below), the Company will issue that number of shares of TSR Performance Stock equal to the TSR Target Award times the sum of (I) one plus (II) one-half times a fraction, the numerator of which is the Company’s Actual TSR Performance minus Target TSR Performance, and the denominator of which is Maximum TSR Performance minus Target TSR Performance.

          (ii) Definitions and Performance Criteria for TSR Performance Stock. For purposes of this Section 1(c), the following defined terms will have the meanings ascribed to them below:

               (A) “Actual TSR Performance” means the total value, at the closing price on the NYSE on the last business day of the TSR Performance Cycle, of a hypothetical $100.00 investment in the Company’s Common Stock, assuming immediate reinvestment of all dividends paid, and assuming initial purchase at the opening price on the NYSE on the first business day of the TSR Performance Cycle, as such total value is confirmed by the Administering Body.

               (B) “Maximum TSR Performance” means the total value at a level equal to the eighty-fourth (84th) percentile of all NYSE-listed companies, at the closing price on the NYSE on the last business day of the TSR Performance Cycle, of a hypothetical $100.00 investment in their respective listed stock(s), assuming immediate reinvestment of all dividends paid, and assuming initial purchase at the opening price on the NYSE on the first business day of the TSR Performance Cycle, as such total value is conclusively determined in the database furnished to the Administering Body by independent compensation consultants.

               (C) “Target TSR Performance” means the total value at a level equal to the sixty-second (62nd) percentile of all NYSE-listed companies, at the closing price on the NYSE on the last business day of the TSR Performance Cycle, of a hypothetical $100.00 investment in their respective listed stock(s), assuming immediate reinvestment of all dividends paid, and assuming initial purchase at the opening price on the NYSE on the first business day of the TSR Performance Cycle, as such total value is conclusively determined in the database furnished to the Administering Body by independent compensation consultants.

               (D) “Threshold TSR Performance” means the total value at a level equal to the fiftieth (50th) percentile of all NYSE-listed companies, at the closing price on the NYSE on the last business day of the TSR Performance Cycle, of a hypothetical $100.00 investment in their respective listed stock(s), assuming immediate reinvestment of all dividends paid, and assuming initial purchase at the opening price on the NYSE on the first business day of the TSR Performance Cycle, as such total value is conclusively determined in the database furnished to the Administering Body by independent compensation consultants.

          (iii) TSR Performance Stock Independently Determined; Rounding. Amounts of TSR Performance Stock to be calculated and awarded under this Agreement will be calculated and made without regard to whether or how much ROE Performance Stock is calculated and awarded under this Agreement. If a calculation of TSR Performance Stock to be awarded results in a fractional number of shares, the number of shares to be issued to Employee shall be rounded up to the nearest whole number of shares.

          (iv) TSR Performance Stock – Example. Executive A receives a TSR Target Award of 100 shares. Over the TSR Performance Cycle, the 50th percentile level of TSR Performance for NYSE-listed companies (Threshold TSR Performance) is $138.50, the 62nd percentile (Target TSR Performance) is $171.00, and the 84th percentile (Maximum TSR Performance) is $225.00. If ElkCorp’s Actual TSR Performance is $155.00, then Executive A will be entitled to a payout of TSR Performance Stock at the end of the TSR Performance Cycle of 51 shares of ElkCorp Common Stock (100 shares X (155.00 – 138.50) ÷ (171.00 – 138.50)). If ElkCorp’s Actual TSR Performance is $206.21, then Executive A will be entitled to a payout of TSR Performance Stock at the end of the TSR Performance Cycle of 133 shares of ElkCorp Common Stock (100 shares X (1 + ((206.21 – 171.00) ÷ (225.00 – 171.00) X 0.50))). The TSR Performance Stock is issued to Executive A whether or not ROE Performance Stock is earned or issued.

     (d) Disability, Death or Retirement of Employee. If Employee’s employment with the Company and all Affiliated Entities terminates prior to the last day of the ROE Performance

Cycle or TSR Performance Cycle by reason of Employee’s Disability (as defined in Section 10), death or Retirement (as defined in Section 10), then the Employee, or Employee’s estate or personal representative, as the case may be, shall be entitled to the full number of shares of ROE Performance Stock and TSR Performance Stock to which Employee would have been entitled under the terms of this Agreement had Employee remained employed by the Company or its Affiliated Entity through the date that such awards are to be made under such terms.

     (e) Change of Control. If there is a Change of Control (as defined in Section 10) of the Company after April 26, 2004, but prior to the last day of the ROE Performance Cycle or TSR Performance Cycle, then Employee shall nonetheless be entitled to the full number of ROE Performance Shares and TSR Performance Shares to which Employee would have been entitled had the Company achieved Maximum ROE Performance and Maximum TSR Performance, with all of such shares being awarded to and registered in the name of Employee immediately prior to the effective time of the Change of Control.

     (f) Other Termination of Employment. Subject in all respects to Section 1(e), if Employee’s employment with the Company and all Affiliated Entities terminates prior to June 30, 2007 for any reason other than Employee’s Disability, death or Retirement, then all rights to receive shares of Performance Stock hereunder shall be forfeited and shall revert to the Company.

2. ISSUANCE OF PERFORMANCE STOCK.

     (a) Upon the issuance of any shares granted hereunder, such shares shall be fully vested and nonforfeitable and the Employee shall become the owner of the shares free of all restrictions set forth in this Agreement, other than restrictions under applicable securities laws and affiliate stop transfer orders.

     (b) To effect the issuance of ROE Performance Stock and TSR Performance Stock as provided in Section 1, the Employee shall be issued a stock certificate or certificates registered in the name of the Employee evidencing the shares of Common Stock to which the Employee is entitled under this Agreement, free of all restrictions set forth in this Agreement; however, such shares shall be subject to restrictions under applicable security laws and affiliate stop transfer orders.

3. RIGHTS IN UNVESTED SHARES.

     Prior to the actual issuance of any shares of Common Stock representing ROE Performance Stock or TSR Performance Stock subject to this Agreement, the Employee shall not be the record owner thereof and shall not be entitled to vote any such shares or receive any dividends or other distributions that may be paid with respect to such shares.

4. LIMITATION UPON TRANSFER.

     Prior to their actual issuance, no shares of Common Stock or representing ROE Performance Stock or TSR Performance Stock subject to this Agreement may be sold, pledged, assigned, transferred, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntarily or involuntarily or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)) in any manner. No shares of Common Stock awarded hereunder or any interest or right therein shall, prior to issuance, be liable for the debts, contracts, liabilities or contractual obligations of the Employee. Any attempted disposition of any of such shares or any interest therein shall be null and void and of no effect.

5. ADJUSTMENT PROVISIONS.

     If prior to the end of the ROE Performance Cycle or TSR Performance Cycle, as applicable, (i) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, split-off, split-up or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) the value of the outstanding shares of Common Stock is reduced by reason of an extraordinary dividend payable in cash or property, an appropriate and proportionate adjustment shall be made in the number of shares set forth as the ROE Target Award and TSR Target Award under this Agreement.

     Any adjustment pursuant to this Section 5 shall be made by the Administering Body, in its discretion, to preserve the benefits or potential benefits of any shares subject to issuance hereunder or that may be otherwise necessary to reflect any capital change or other event described above in this Section 5. The determination made by the Administering Body with respect to any such adjustment shall be final, binding and conclusive upon all persons and entities.

6. INVESTMENT REPRESENTATIONS.

     At the time of the issuance of any shares awarded under this Agreement, the Employee may, as a condition of the issuance of such shares and the receipt of certificates therefor, be required by the Company to furnish a representation that the Employee is acquiring the shares as an investment and not with a view to distribution if the Company, in its sole discretion, determines that such representation is required to ensure that the sale or resale or other disposition of the shares will not involve the violation of the Securities Act or any other applicable laws. The Company reserves the right to place any legend or other symbol on certificates for shares delivered pursuant to this Agreement and to issue any “stop transfer” or similar instructions to the transfer agent which the Company, in its sole discretion, deems necessary and proper to assure compliance with (a) any such representation or (b) any federal or state law.

7. COMPLIANCE WITH LAW.

     No certificate for shares shall be delivered under this Agreement until the Company has taken any action that it determines in its discretion is required to comply with the provisions of the Securities Act, the Exchange Act, as amended, and any other applicable laws or regulations and with the requirements of any exchange on which the Common Stock may, at the time, be listed. In addition, the Employee acknowledges that the Company makes no guarantee or promise concerning the tax treatment of the grant or vesting of the shares that are granted hereunder.

8. GROSS MISCONDUCT.

     Notwithstanding any other provision of this Agreement to the contrary, this Agreement and all rights of the Employee hereunder to any as yet unissued shares awarded hereunder, shall immediately terminate and be forfeited if the Employee shall commit any act of “gross misconduct.” “Gross misconduct” shall mean stealing or attempting to steal Company funds or other property, intentional or willful damage or destruction of Company property, falsifying Company accounts or other records, slander or libel of the Company or its officers, directors or employees, or other tortious acts that damage or threaten to damage the Company in some manner and that are done intentionally or in reckless disregard of the consequences. For purposes of this Section 8, “Company” shall mean the Company and/or any Affiliated Entity.

9. THE PLAN.

     This Agreement and the grant of shares hereunder are expressly subject to all of the terms and conditions of the Plan as in effect on the Date of Grant, a copy of which has been furnished to Employee. This Agreement shall constitute an Award Agreement under the Plan.

10. CERTAIN DEFINITIONS.

     In addition to other defined terms used herein, the following terms have the following meanings when used in this Agreement:

     (a) “Administering Body” means the Administering Body under the Plan.

     (b) “Affiliated Entity” means any (i) any corporation or limited liability company, other than the Company, in an unbroken chain of corporations or limited liability companies ending with the Company if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is more than fifty percent (50%) controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or another Affiliated Entity; or (iii) any other entity, approved by the Administering Body as an Affiliated Entity under the Plan, in which the Company or any other Affiliated Entity has a material equity interest; provided, however, that no entity shall be an Affiliated Entity if it is not consolidated with the Company for financial reporting purposes.

     (c) “Beneficial Owner” and its derivatives means any Person who, directly or indirectly, through any contract, trust, power of attorney, pooling or other arrangement, understanding, relationship or otherwise has or shares voting power, which includes the power to vote or direct the voting of a security, and/or investment power, which includes the power to dispose or direct the disposition of such security; provided, however, that for purposes of this Agreement, Beneficial Ownership will not be deemed to result solely by virtue of a Person’s right to acquire a security under any agreement, arrangement or understanding, including without limitation any option, conversion or exchange rights, warrants or option, until such rights are actually exercised or asserted, as the case may be; and provided, further, that no Person will be deemed to be a Beneficial Owner of securities solely as a result of acting as a member of the proxy committee appointed by the Board of Directors of the Company, or by virtue of a revocable proxy given in response to a public proxy or consent solicitation made in accordance with the Securities Exchange Act of 1934; and, provided further, that no Person ordinarily engaged in business as an underwriter of securities will be deemed a Beneficial Owner of any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition and then only if such securities continue to be owned by such Person at the expiration of such forty-day period.

     (d) “Change of Control” means the consummation of a transaction or series of transactions having the effect of changing possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company or its successor through the Beneficial Ownership of voting securities of the Company or its successor, by contract or otherwise; provided, that, without limitation, such a Change of Control will conclusively be deemed to have occurred if:

          (i) any Person is or becomes the Beneficial Owner of voting securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

          (ii) a merger or consolidation of the Company with any other entity becomes effective, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires forty percent (40%), or more of the combined voting power of the Company’s then outstanding securities; or

          (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or the shareholders of the Company or the Board of Directors of the Company approve an agreement or plan for the sale or disposition by the Company in the transaction or a series of transactions resulting in the acquisition by any Person of operating assets or earning power constituting more than sixty-seven percent (67%) of the fair market value of all operating assets or earning power of the Company and its subsidiaries, taken as a whole; provided, that no Change of Control will be deemed to have occurred solely by virtue of changes of the composition of such Board, without changes in Beneficial Ownership of the Company or its successor.

     (e) “Continuing Director” means (i) any member of the Board of Directors of the Company as of the date of this Agreement (a “Current Director”), (ii) any individual who subsequently becomes a member of such Board if such individual’s election or nomination for election to such Board is recommended or approved by a majority of directors who are Current Directors (an “Approved Director”), or (iii) any individual who subsequently becomes a member of such Board if such individual’s election or nomination for election to the Board is approved by a majority of any and all Current Directors and Approved Directors then serving on the Board.

     (f) “Disability” means the permanent and total disability of the Employee within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), as determined by the Administering Body.

     (g) “Exchange Act” means the Securities Act of 1934, as amended.

     (h) “Person” means any person or entity, or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, or association of the foregoing, other than (i) the Company (ii) any trustee, investment advisor or other fiduciary holding, voting or otherwise exercising control of securities under the Company’s Third Amended and Restated Employee Stock Ownership Plan, effective January 1, 2000, as amended (the “ESOP”), or any successor employee plan to the ESOP, (iii) any other employee benefit plan or employee compensation arrangement approved by Continuing Directors of the Company, (iv) any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions (relative to other shareholders individually and in the aggregate) as their ownership of stock of the Company, or (v) the Employee or any group in which the Employee is a participant, prior to the consummation of the Change of Control, through beneficial ownership of equity securities; provided, however, that the Employee will not be deemed a participant in any group solely by virtue of being a Beneficial Owner of an investment of $250,000 or less of publicly traded securities.

     (i) “Retirement” means (i) normal retirement from employment with the Company or an Affiliated Entity on or after attainment of age 62 in accordance with the retirement policies of the Company or any such Affiliated Entity then in effect, as determined by the Administering Body, and (ii) any early retirement from the Company or an Affiliated Entity prior to age 62 if such retirement and vesting of the shares granted hereunder are approved by the Administering Body.

     (j) “Securities Act” means the Securities Act of 1933, as amended.

11. AMERICAN JOBS CREATION ACT OF 2004.

     The foregoing provisions of this Agreement notwithstanding, it is the intent of the parties hereto that the provisions of this Agreement shall conform to, and comply with, any applicable requirements of new Section 409A of the Internal Revenue Code of 1986 enacted as part of the American Jobs Creation Act of 2004 to the extent required under any guidance or regulations of the Secretary of the Treasury. The parties agree to enter into a written amendment or modification of this Agreement reasonably prescribed by such guidance or regulations in order to further document such conformity and compliance.

     IN WITNESS WHEREOF, the Company and the Employee hereunto duly authorized have executed this Agreement to be effective as of the date first written above.

ElkCorp

By:
Thomas D. Karol,
Chairman of the Board and
Chief Executive Officer

Employee

Printed Name:___________________________